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                                                                    EXHIBIT 4(b)

[BUGABOO CREEK                      [LONGHORN                    [THE CAPITAL
STEAK HOUSE LOGO]                  STEAKS LOGO]                  GRILLE LOGO]

NUMBER                                                SHARES

COMMON STOCK                                          SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS

                                                      CUSIP [__________]

                              LONGHORN STEAKS, INC.
                    (CERTIFICATE IS STAMPED "NAME CHANGED TO
                     RARE HOSPITALITY INTERNATIONAL, INC.")

                           INCORPORATED UNDER THE LAWS
                             OF THE STATE OF GEORGIA
THIS IS TO CERTIFY THAT


IS THE REGISTERED HOLDER OF


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

LONGHORN STEAKS, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/ Anne D. Huemme          [LONGHORN STEAKS,         /s/ Richard E. Rivera
Chief Financial Officer     INC. CORPORATE SEAL]      President and Chief
                                                      Executive Officer



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                              LONGHORN STEAKS, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common       UNIF GIFT MIN ACT_______ Custodian _______
TEN ENT -- as tenants by the entireties                 (Cust)           (Minor)
JT TEN  -- as joint tenants with right             under Uniform Gifts to Minors
           minor survivorship and not as           Act ___________________
           tenants in common                                 (State)

     Additional abbreviations may also be used though not in the above list.

For value received, _________________________________ hereby sell, assign and transfer unto __________________________ Please insert social security or other identifying number of assignee /___________________/

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

______________________________________________________ shares of the Common
Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _____________________

Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
                           ----------------------------------------------------
                           The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

LEGEND: Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 4, 1997 (as such may be amended from time to time, the "Rights Agreement"), between RARE Hospitality International, Inc. (the "Company") and SunTrust Bank,


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Atlanta, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.



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